Exhibit 99.1

Brian Smith	Walter A. Shephard
ESI, Inc.	Zygo Corporation
503-672-5760	860-704-3955

FOR RELEASE on 12/3/08 at 6:00 a.m., Eastern Time

ESI, ZYGO ANNOUNCE EARLY TERMINATION OF HART-SCOTT-RODINO
WAITING PERIOD

PORTLAND, Ore. and MIDDLEFIELD, Conn. —December 3, 2008— Electro Scientific Industries, Inc. (Nasdaq: ESIO) and Zygo Corporation (Nasdaq: ZIGO) announced today that they have received notice of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act in connection with their contemplated merger. As previously announced on October 16, 2008, the companies entered into a definitive agreement under which they agreed to merge in an all-stock transaction. Completion of the transaction, expected during the first quarter of calendar 2009, is subject to customary closing conditions, including approval by both companies’ stockholders.

About Zygo Corporation

Zygo Corporation is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services, serving customers in the semiconductor capital equipment and industrial markets. Founded in 1970, Zygo Corporation is headquartered in Middlefield, Conn. Additional information about Zygo Corporation can be found at www.zygo.com.

About ESI, Inc.

ESI is a pioneer and leading supplier of world-class photonic and laser systems that help its microelectronics customers achieve compelling yield and productivity gains. The company’s industry-leading, application-specific products enhance electronic device performance in three key sectors—semiconductors, components and micromachining—by enabling precision fine-tuning of device microfeatures in high-volume manufacturing environments. Founded in 1944, ESI is headquartered in Portland, Ore. More information is available at www.esi.com.

Additional Information about the Merger and Where to Find It

ESI and Zygo intend to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4, which will include a joint proxy statement/prospectus with respect to the merger and other relevant materials (the “proxy statement/prospectus”). BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS AND INVESTORS OF ESI AND ZYGO ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ESI, ZYGO AND THE MERGER. Investors and security holders may obtain copies of the proxy statement/prospectus, including the annexes attached to, and the reports incorporated by reference in, the proxy statement/prospectus, and any other related reports and documents filed or to be filed by ESI or Zygo with the SEC relating to the merger, free of charge, at the SEC’s web site at www.sec.gov. Investors and security holders also may obtain these documents free of charge from ESI at the Investor Relations link on ESI’s web site at www.esi.com or by contacting ESI’s Investor Relations at (503) 641-4141. Documents will also be available at the Investor’s link on Zygo’s web site at www.zygo.com, or by contacting Zygo’s Investor Relations at (860) 347-8506.

ESI and Zygo and their respective directors and executive officers may be deemed participants in the solicitation of proxies from security holders in connection with this transaction. Information about the directors and executive officers of ESI and Zygo and information about other persons who may be deemed participants in the merger transaction will be included in the proxy statement/prospectus. Information about ESI’s executive officers and directors is included in ESI’s proxy statement (DEF14A) filed with the SEC on June 27, 2008. Information about Zygo’s officers and directors is included in Zygo’s amendment to its annual report (Form 10-K) filed with the SEC on October 27, 2008. Free copies of these documents can be obtained from the SEC or from ESI and Zygo using the contact information below. In addition, directors and executive officers of Zygo may have direct or indirect interests in the merger due to securities holdings, vesting of options, or rights to severance payments if their employment is terminated following the merger. Additional information regarding ESI, Zygo, and the interests of their respective executive officers and directors in the merger will be contained in the proxy statement/prospectus.

Contacts:
ESI, Inc.
Brian Smith, 503-672-5760
or
Zygo Corporation
Walter A. Shephard, 860-704-3955

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